Exhibit 99.1

SPEAR & JACKSON, INC.

SHAREHOLDERS APPROVE GOING PRIVATE TRANSACTION

Wellington, FL: October 18, 2007: Spear & Jackson, Inc. ("SJCK"), announced that at a special meeting of its shareholder held earlier today, the Company's shareholders approved a transaction (the "Merger") in which the Company will be merged into Pantene Global Acquisition Corp. (the "Acquisition Sub").  As a result of the Merger, each share of common stock of the Company outstanding (other than shares held by dissenting shareholders and the Acquisition Sub's parent companies) will be converted into the right to receive $1.96 in cash.  A letter of transmittal setting forth how the Company's shareholders are to tender their shares will be forwarded by the Company to each shareholder promptly after closing. The Merger will close, and trading in the Company's common stock will cease, at 4:00 pm EST on October 18, 2007.

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This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.